Exhibit 10.2

SUBSCRIPTION AGREEMENT

February 18, 2021

HighCape Capital Acquisition Corp.
452 Fifth Avenue, 21st Floor
New York, NY 10018

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between HighCape Capital Acquisition Corp., a Delaware corporation (the “Company”), and Quantum-SI Incorporated, a Delaware corporation (“Target”), pursuant to that certain Business Combination Agreement, dated as of February 18 , 2021 (as it may be amended, the “Transaction Agreement”), by and among, the Company, Target and certain other parties named therein, the Company is seeking commitments to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”). In connection therewith, the undersigned subscriber (the “Subscriber”) and the Company agree in this subscription agreement (this “Subscription Agreement”) as follows:

1.                   Subscription. As of the date written above, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell and issue to the Subscriber, such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms provided for herein. On or about the date of this Subscription Agreement, the Company is entering into subscription agreements substantially similar to this Subscription Agreement (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other qualified purchasers, institutional buyers and accredited investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the Closing Date (as defined below), inclusive of the Shares, an aggregate amount of up to 42,500,000 shares of Common Stock at the per share Purchase Price.

2.                   Closing; Delivery of Shares.

(a)                The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the Transaction Closing.

(b)                The Company shall provide written notice (which may be via email) to the Subscriber (the “Closing Notice”) that the Company reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than five (5) business days from the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. On or prior to the Scheduled Closing Date, the Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed by wire transfer of United States dollars in immediately available funds. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to the Subscriber of the Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form as set forth in Section 2(c) below. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Subscriber to the Escrow Account, then promptly after such termination, the Company will instruct the Escrow Agent to promptly return such funds to the Subscriber.

(c)                On the Closing Date, promptly after the Closing, the Company shall deliver (or cause the delivery of) the Shares in book-entry form with restrictive legends in the amount as set forth on the signature page to the Subscriber as indicated on the signature page. In the event the Transaction Closing does not occur within three (3) business days of the Scheduled Closing Date, unless otherwise instructed by the Subscriber, the Company shall promptly cause the Escrow Agent to return the Purchase Price to the Subscriber.

3.                   Closing Conditions. In addition to the conditions set forth in Section 2 above:

(a)                The Closing is also subject to the satisfaction or waiver in writing by each party of the conditions that, on the Closing Date:

(i)                 no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)               no governmental authority of competent jurisdiction shall have rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and which then makes the consummation of the transactions contemplated hereby illegal or then restrains or prohibits the consummation of the transactions contemplated hereby, and

(iii)             all conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b)                The obligations of the Company to consummate the Closing are also subject to the satisfaction or waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)                 all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date);

(ii)               the Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement; and

(iii)             the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c)                The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or waiver in writing by the Subscriber of the additional conditions that, on the Closing Date:

(i)                 all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date);

(ii)               the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii)             the Shares shall have been approved for listing on Nasdaq (as defined below), subject to notice of issuance thereof;

(iv)              no amendment, waiver or modification of any provision of the Transaction Agreement (as the same exists on the date hereof and as provided to the Subscriber) shall have occurred that would materially and adversely affect the Target; and

(v)                there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits the Other Subscribers thereunder unless the Subscriber has been offered substantially the same benefits.

4.                   Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority (i) to own, lease and operate its properties and conduct its business as presently conducted and (ii) to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is validly existing and in good standing under the laws of its jurisdiction of organization.

(b)                The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will be free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or bylaws or under the laws of the State of Delaware or under any agreement or other instrument to which it is a party or by which it is otherwise bound.

(c)                This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)                The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares hereunder, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the Nasdaq listing rules and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

(e)                The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than J.P. Morgan Securities LLC (the “Placement Agent”) and Cantor Fitzgerald & Co. in its capacity as a co-placement agent, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Common Stock in the Offering.

(f)                 The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g)                Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(h)                The Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws, and neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of Common Stock in the Offering.

(i)                 The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(j)                 The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company’s organizational documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(k)                Neither the Company nor anyone acting on its behalf has offered the Shares or any similar securities for sale to, or solicited any offer to buy the Shares or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Subscriber and a limited number of other accredited investors, each of which has been offered the Shares at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Shares to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

(l)                 The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization, or other person in connection with the execution, delivery and performance of this Subscription Agreement (including without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 6, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“SEC”) under Regulation D under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, if applicable, (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and (vii) the failure of which to obtain would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(m)              A copy of each report, statement, schedule, prospectus and registration statement filed by the Company prior to the date of this Subscription Agreement (the “SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. The Company has timely filed each SEC Document that the Company was required to file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since its initial registration of the Common Stock with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents.

(n)                As of the date hereof, the authorized share capital of the Company consists of (i) 400,000,000 shares of Common Stock, (ii) 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Shares”) and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof, (i) 11,905,000 shares of Common Stock, 2,875,000 Class B Shares and no Preferred Shares are issued and outstanding, (ii) 3,968,333  warrants, each exercisable to purchase one share of Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 125,000 private placement warrants; and (iii) no Common Stock is subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (A) issued and outstanding Common Stock and Class B Shares have been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive or similar rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive or similar rights. As of the date hereof, except as (x) set forth above or (y) pursuant to the Subscription Agreements or the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries other than Tenet Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person (other than Merger Sub), whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (1) the letter agreements entered into by the Company in connection with the Company’s initial public offering on September 3, 2020, pursuant to which HighCape Capital Acquisition LLC and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (2) as contemplated by the Merger Agreement. Other than Class B Shares, which have the anti-dilution rights described in the Company’s amended and restated certificate of incorporation and which such rights will be waived in connection with the Transaction, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (I) the Shares, (II) the shares to be issued pursuant to any Other Subscription Agreement or (III) any other securities to be issued in connection with the Transaction (including, without limitation, any securities to be issued to securityholders of the Company or the Target in connection with the Transaction). As of the date hereof, the Company had no outstanding indebtedness, other than an amount not exceeding the sum of (i) indebtedness disclosed in the SEC Documents and (ii) indebtedness in an aggregate amount which does not exceed $1,000,000.

(o)                Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) suit, action, claim, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(p)                The issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed for trading on Nasdaq under the symbol “CAPA”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Nasdaq. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. Upon consummation of the Transaction, the issued and outstanding Common Stock will be registered pursuant to Section 12(b) of the Exchange Act, and the Common Stock, including the Shares, will be listed for trading on Nasdaq.

(q)                The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber that is effecting a pledge of Shares shall not be required to provide the Company with any notice thereof; provided further, that such pledge shall not violate Regulations T, U or X, as applicable, and that neither the Company nor their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge.

(r)                 The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber. The Company further understands and acknowledges that neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Common Stock nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

5.                   Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a)                At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (ii) acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(b)                At the time the Subscriber was offered the Shares, it was, and as of the date hereof, is (i) a “qualified purchaser” (within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) as indicated in the questionnaire attached as Exhibit A hereto, and (ii) acquiring the Shares only for its own account or for the account of another qualified purchaser. A “qualified purchaser” (within the meaning of Section 2(a)(51) of the Investment Company Act), is (i) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) of the Investment Company Act with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the U.S. Securities and Exchange Commission; (ii) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouse), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (iii) any trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii) or (iv); or (iv) any person acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

(c)                The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been, and at the Closing will not be, registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber further acknowledges that the Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act, until, among other requirements, at least one year has elapsed from the time that the Company has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company. The Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(d)                The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors (other than those representations, warranties, covenants and agreements included in this Subscription Agreement).

(e)                The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f)                 The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received the following items (collectively, the “Disclosure Documents”): (i) the SEC Documents, (ii) the Transaction Agreement, a copy of which will be filed by the Company with the SEC and (iii) the investor presentation by the Company and the Target, a copy of which will be furnished by the Company to the SEC. The undersigned understands the significant extent to which certain of the disclosures contained in item (i) above shall not apply following the Transaction Closing. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber has conducted its own investigation of the Company, the Target and the Shares and the Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. Based on such information as the Subscriber has deemed appropriate and without reliance upon the Company (other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement) or the Placement Agent, the Subscriber has independently made its own analysis and decision to enter into the Transaction.

(g)                The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, Target or their respective affiliates or the Placement Agent for this Offering of the Shares. Neither the Subscriber, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

(h)                The Subscriber acknowledges and agrees that (i) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, and (ii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction.

(i)                 The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Documents. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(j)                 Alone, or together with any professional advisor(s), the Subscriber has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(k)                In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Company, Target or the Shares or the offer and sale of the Shares. The Placement Agent shall not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transaction.

(l)                 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Documents.

(m)              The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(n)                The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or violate (i) any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or (ii) any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, (iii) if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, except, in the case of clauses (i) and (ii), as would not reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(o)                Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(p)                The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(q)                The Subscriber acknowledges that (i) no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares, (ii) the Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company, and (iii) in connection with the issue and purchase of the Shares, the Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary.

6.                   Registration Rights.

(a)                The Company agrees that, within forty-five (45) calendar days after the Transaction Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the initial registration statement and any other registration statement that may be filed by the Company under this Section 6, the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) business days in advance of filing the Registration Statement, and shall advise Subscriber upon the Registration Statement being declared effective by the SEC. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement on behalf of Subscribers due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of Common Stock by the applicable stockholders or otherwise, such Registration Statement shall register for resale by Subscribers such number of shares of Common Stock, including the Shares, which is equal to the maximum number of shares of Common Stock as is permitted to be registered by the Commission. In such event, the number of shares of Common Stock to be registered for each selling stockholder named in the Registration Statement, including the Subscriber, shall be reduced pro rata among all such selling stockholders. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement without Subscriber’s prior written consent. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain continuously effective until the earlier of (i) five years from the date of effectiveness of the initial Registration Statement, (ii) the date on which the Subscriber ceases to hold any Shares covered by such Registration Statement, or (iii) if Rule 144(i) is no longer applicable to the Company or Rule 144(i)(2) is amended to remove the current reporting requirement preceding a disposition of securities, on the first date on which the Subscriber can sell all of its Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold without limitation as to the manner of sale or the amount of such securities that may be sold. The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. For as long the Subscriber holds any Shares, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 under the Securities Act (when Rule 144 under the Securities Act becomes available to the Company).

(b)                In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Company shall:

(i)                 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii)               advise Subscriber within three (3) business days:

(A)              of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(B)              of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(C)              subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events listed above, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above may constitute material, nonpublic information regarding the Company;

(iii)             use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)              upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Common Stock has been listed; and

(vi)              use its commercially reasonable efforts (A) to take all other steps necessary to effect and maintain the registration of the Shares contemplated hereby and to enable the Subscriber to sell the Shares under Rule 144 and (B) for so long as the Subscriber holds Shares, to timely file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required under the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144.

(c)                Notwithstanding anything to the contrary contained herein, the Company may delay filing or suspend the use of any such registration statement if it determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto or a supplement to the related prospectus would be needed, or if the Company’s board of directors, upon advice of legal counsel, reasonably believes such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company and with respect to which the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, that (i) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than thirty (30) consecutive days or more than a total of sixty (60) days or more than two (2) times, in each case in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (1) immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives (A) (i) copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and (ii) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (2) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law, subpoena or regulatory request or requirement. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of a Suspension Event, provide Subscriber with any material, nonpublic information regarding the Company (other than to the extent that providing notice to Subscriber of the occurrence of a Suspension Event may itself constitute material, nonpublic information regarding the Company). If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion, destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (x) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) copies stored electronically on archival servers as a result of automatic data back-up.

(d)                In connection with any sale, assignment, transfer or other disposition of the Shares by Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by Subscriber become freely tradable, if requested by Subscriber, the Company shall cause the Company’s transfer agent (the “Transfer Agent”) for the Shares to remove any restrictive legends related to the book entry account holding such Shares and to make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Subscriber. In connection therewith, if required by the Transfer Agent, the Company shall promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to issue such Shares without any such restrictive legend. Subscriber may request that the Company remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) (A) are subject to or (B) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Subscriber, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(e)                Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(f)                 The Company shall indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Subscriber.

(g)                Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 6(e) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

(h)                Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and in no event shall the liability of Subscriber under this Section 6(g) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

7.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to August 17, 2021; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach and (ii) the provisions of Sections 8 through 10 of this Subscription Agreement and the indemnification provisions contained in Section 6 hereof will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. If any termination hereof occurs after the delivery by the Subscriber of the aggregate Purchase Price for the Shares, the Company shall promptly (but not later than one business day thereafter) return the aggregate Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8.                   Trust Account Waiver.  The Subscriber acknowledges and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the final prospectus dated September 30, 2020 relating to the Company’s initial public offering, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus, the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO, which is subject to extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise and income tax obligations and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that, notwithstanding anything to the contrary in this Subscription Agreement, the Subscriber does not now, or shall at any time hereafter, have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, nor shall the Subscriber make any claim against the Trust Account (including any distributions therefrom), in connection with or relating in any way to this Subscription Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”); provided however, that nothing in this Section 8 shall (i) serve to limit or prohibit Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company), for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company) or (iii) be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of any Common Stock acquired by Subscriber by any means other than pursuant to this Subscription Agreement. The Subscriber hereby irrevocably waives any Released Claims that the Subscriber may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever in respect of the Released Claims (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its affiliates). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable against the Subscriber under applicable law.

9.                   Miscellaneous.

(a)                Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by the Subscriber without the prior written consent of the Company, provided that Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate or to any fund or account managed or advised by the same investment manager or advised by the same investment advisor as the Subscriber, provided further, that the Subscriber shall provide notice to the Company upon such transfer. and any purported transfer or assignment in violation of this Section 9(a) shall be null and void ab initio. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction).

(b)                 The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares as may reasonably be requested, and the Subscriber shall promptly provide such information to the Company upon such request, provided that the Company agrees to keep any such information provided by Subscriber confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(c)                The Subscriber acknowledges that the Company, the Placement Agent, and the Target (following the Closing) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the Subscriber’s acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect. The Subscriber agrees that the purchase by the Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. The Subscriber acknowledges and agrees that each of the Placement Agent and the Target (following the Closing) is a third-party beneficiary of the representations, warranties and covenants of the Subscriber contained in Section 5 of this Subscription Agreement, and that the Target (following the Closing) is otherwise an express third party beneficiary of this Agreement, entitled to enforce the terms hereof against Subscriber as if it were an original party hereto. The Company acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations, warranties and covenants of the Company contained in Section 4 of this Subscription Agreement. The Company and the Subscriber also acknowledge and agree that the persons named in Sections 6(f) through 6(h) hereof shall be intended third party beneficiaries of such provisions. Except as expressly set forth in this Subscription Agreement, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(d)                Each of the Company and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company. The Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(e)                All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)                 This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g)                This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(h)                This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)                 This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)                The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)                 THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)              All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:	with copies (which shall not constitute notice) to:

HighCape Capital Acquisition Corp.	White & Case LLP
452 Fifth Avenue, 21st Floor	1221 Avenue of the Americas
New York, NY 10018	New York, NY 10020
Attn: Kevin Rakin	Attn: Joel L. Rubinstein
Email: kevin.rakin@highcape.com	Email: joel.rubinstein@whitecase.com
Telephone No.: (646) 793-3510	Telephone No.: (212) 819-7642

Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

(n)                The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, HighCape Capital Acquisition LLC.

(o)                At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(p)                The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or the Other Subscription Agreements or other investor. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber, the Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

10.              Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser) nor (ii) the Placement Agent, its affiliates or any of its or its affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

11.               [RESERVED.]

12.               Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction and any other material, nonpublic information that the Company has provided to the Subscriber or any of the Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s actual knowledge, the Subscriber shall not be in possession of any material, nonpublic information regarding the Company received from the Company or any of its officers, directors, or employees or the Placement Agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents or any of their respective affiliates in connection with the Transaction. Notwithstanding anything in this Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of the Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Subscriber, except as required by the federal securities laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure. The Subscriber will promptly provide any information reasonably requested by the Company or any of its affiliates for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HighCape Capital Acquisition Corp.

By:
Name:
Title:

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount: $

Number of Shares:

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940 (a “Qualified Purchaser”), as amended, and an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

☐	(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly.

☐	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Subscriber should add to the Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

☐	(iii)	A director or executive officer of the Company;

☐	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act.

☐	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	(viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

☐	(ix)	An insurance company as defined in section 2(13) of the Exchange Act;

☐	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

☐	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐	(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

☐	(xx)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

☐	(xxi)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

☐	(xxii)	A Qualified Purchaser as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and is acquiring the Shares for its own account or for the account of another Qualified Purchaser.

☐	(xxiii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1            Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐ Individual                                                    ☐ Limited Partnership

☐ Corporation                                                 ☐ General Partnership

☐ Revocable Trust

☐ Other Type of Trust (indicate type): ________________________________

☐ Other (indicate form of organization): ________________________________

2.2.1	If the Subscriber is not an individual, indicate the approximate date the Subscriber entity was formed: _____________________.

2.2.2	If the Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to the Subscriber’s situation: the Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Subscriber.

__________ True

__________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

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